                                                       Registration No. 33-

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                               450 5TH STREET N.W.
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------


                                   PFIZER INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                         13-5315170
         (State or other jurisdiction                      (I.R.S. Employer
        of incorporation or organization)                  Identification No.)

                              235 EAST 42ND STREET
                          NEW YORK, NEW YORK 10017-5755
                    (Address of Principal Executive Offices)

                              -------------------

             PFIZER INC. PERFORMANCE-CONTINGENT SHARE AWARD PROGRAM
                            (Full title of the Plan)

                           TERENCE J. GALLAGHER, ESQ.
                                   PFIZER INC.
                              235 EAST 42ND STREET
                          NEW YORK, NEW YORK 10017-5755
                     (Name and address of agent for service)

                                 (212) 573-2323
          (Telephone number, including area code, of agent for service)

                              -------------------

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------
                                                                                PROPOSED
                                                            PROPOSED            MAXIMUM
                                            AMOUNT          MAXIMUM            AGGREGATE           AMOUNT OF
                                             TO BE       OFFERING PRICE         OFFERING           REGISTRATION
  TITLE OF SECURITIES TO BE REGISTERED     REGISTERED      PER SHARE (1)        PRICE (1)              FEE
- --------------------------------------------------------------------------------------------------------------
Common Stock,  $.10 par value . . .    2,000,000 shs.    $75.69            $151,380,000.00        $52,200.00

- --------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low prices of Pfizer Inc. Common Stock on the New York Stock Exchange Composite Tape on December 15, 1994.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

       THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
          THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

PROSPECTUS

                                  PFIZER INC.

             PFIZER INC. PERFORMANCE-CONTINGENT SHARE AWARD PROGRAM
                                   ----------

PFIZER INC., A DELAWARE CORPORATION (THE "COMPANY"), IS OFFERING 2,000,000 SHARES OF ITS COMMON STOCK, $.10 PAR VALUE PER SHARE (THE "COMMON STOCK"), TO
 ELIGIBLE  KEY  EMPLOYEES OF  THE  COMPANY WHO  HAVE  BEEN OR  MAY  BE GRANTED
  PERFORMANCE-CONTINGENT SHARE AWARDS (THE "PERFORMANCE-CONTINGENT  SHARES")
     PURSUANT  TO THE PFIZER INC. PERFORMANCE-CONTINGENT SHARE AWARD PROGRAM
                                (THE "PROGRAM").

                                ---------------

      Pfizer Inc.'s Common Stock is listed on the New York Stock Exchange

                                ---------------

THESE   SECURITIES   HAVE   NOT   BEEN   APPROVED   OR   DISAPPROVED   BY    THE
   SECURITIES   AND  EXCHANGE  COMMISSION  NOR   HAS  THE  COMMISSION  PASSED
     UPON   THE   ACCURACY   OR   ADEQUACY   OF   THIS   PROSPECTUS.    ANY
       REPRESENTATION   TO   THE   CONTRARY   IS   A   CRIMINAL  OFFENSE.

                                ---------------

                The date of this Prospectus is December 20, 1994

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549 and at the following Regional offices:
7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at the previously indicated address. The Company's securities are listed on the New York Stock Exchange and reports, proxy statements and other information concerning the Company can be inspected at the New York Stock Exchange, 20 Broad St., New York, New York 10005.

    No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor the sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

    The Company has filed with the Commission a registration statement on Form S-8 (the "Registration Statement"), of which this Prospectus forms a part. Any person receiving a copy of this Prospectus may obtain without charge, upon request, a copy of the Registration Statement or any of the documents incorporated by reference in the Registration Statement, or those documents required to be made available pursuant to Rule 428(b) of the Securities Act of 1933, as amended. Requests should be directed to the Corporate Secretary, Pfizer Inc., 235 East 42nd Street, New York, New York 10017, (212) 573-2323. All of such documents are incorporated by reference in this Prospectus.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
General Information........................................................................................      4
The Program................................................................................................      4
    Administration.........................................................................................      4
    Duration...............................................................................................      5
    Employees Who May Participate..........................................................................      5
    Limitations on Awards..................................................................................      5
    Purchases of Common Stock for the Program..............................................................      5
    Determination of Corporate Performance Formula.........................................................      6
    Forfeitures and Penalties..............................................................................      6
    Notification of Awards.................................................................................      6
    Termination of Employment..............................................................................      6
    Compliance With Securities Laws........................................................................      7
    Amendment of Program...................................................................................      7
    Assignment of Interest.................................................................................      7
    Tax Consequences of Awards and Their Exercise..........................................................      7
Legal Opinion..............................................................................................      8
Experts....................................................................................................      8

                              GENERAL INFORMATION

    This Prospectus relates to shares of Common Stock issued or issuable pursuant to the Program for the Company, having its principal office at 235 East 42nd Street, New York, New York 10017, telephone number (212) 573-2323. The Program was initially adopted by the Board of Directors of the Company in February of 1994 and became effective upon approval of the shareholders in April of 1994.

    The parties to the Program are the Company and the 200 most highly compensated employees of the Company (the "Eligible Employees") who are eligible to be granted the opportunity by the Executive Compensation Committee of the Board of Directors of the Company (the "Committee") to participate in the Program.

    The purpose of the Program is to promote the retention of key employees, to compensate such employees based on the Company's achievement of corporate performance goals and to optimize employee motivation. The Program emphasizes long-term compensation values over short-term pay opportunities and encourages stock retention by the Company's key employees in the face of stock market fluctuations.

    This Prospectus is not available for resale of the securities described herein by persons who are "affiliates" of the Company, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act").

    The Program is not intended to be qualified under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employment Retirement Income Security Act of 1974.

                                  THE PROGRAM

ADMINISTRATION:

    Subject to the provisions of the Program, the Committee is authorized to promulgate such rules and regulations, to make such determinations and to take such action as it determines to be necessary or advisable for the proper administration of the Program. In addition, the Committee has the exclusive authority to determine which Eligible Employees, if any, are to be granted the opportunity to earn Performance-Contingent Shares, the preestablishment of the targets under the performance formula, the number of Performance-Contingent Shares to be awarded, and the terms and conditions thereof.

    The members of the Committee shall consist solely of two or more outside directors, within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and who meet the test of disinterested directors within the meaning of Section 16b-3(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of the Committee are elected annually by the Board of Directors of the Company. The Board may, by resolution passed by a majority of the whole Board, remove any member and designate a qualified director as a replacement member of the Committee.

    The members of the Committee presently are:

           NAME                POSITION WITH COMPANY
- --------------------------  ----------------------------
M. Anthony Burns            Director
Thomas G. Labrecque         Director
John R. Opel                Director

    Eligible Employees may contact the Corporate Secretary of the Company, 235 East 42nd Street, New York, New York 10017, (212) 573-2323 to obtain additional information about the Program and the Committee.

DURATION:

    It is anticipated that the Program will remain in effect until all Performance-Contingent Shares authorized to be issued under the Program are awarded.

EMPLOYEES WHO MAY PARTICIPATE:

    The 200 most highly compensated employees of the Company are eligible to be granted the opportunity by the Committee to earn Performance-Contingent Shares based upon the Company's achievement of predetermined corporate performance goals over a five-year period except for the 1993 awards which provide for shorter performance periods. The Eligible Employees may be granted the opportunity by the Committee to participate in the Program. The Committee shall select an Eligible Employee for participation under the Program (the "Participant") by delivering to such employee, prior to the start of the applicable five-year performance period or within the period described below in the Section entitled "Determination of Corporate Performance Formula", an award letter that specifies the objective performance goals and the number of Performance-Contingent Shares to be awarded solely upon the attainment of such goals (the "Award Letter").

LIMITATIONS ON AWARDS:

    The total number of Performance-Contingent Shares to be awarded under the Program is limited to 10 million shares. No Eligible Employee will be granted Performance-Contingent Shares for more than 100,000 shares of the Company's Common Stock in any year. The maximum number of Performance-Contingent Shares to be awarded will be determined by the Committee each year prior to the start of the corporate performance period or within the period described below in the Section entitled "Determination of Corporate Performance Formula" and shall be set forth in the Award Letter provided to each Participant.

PURCHASES OF COMMON STOCK FOR THE PROGRAM:

    The Company is authorized to make purchases of Common Stock in the open market or from the Company if treasury stock or authorized but unissued stock is made available by the Company for such purchase, or from the trustee of any trust established by the Company for the purpose of satisfying the Company's obligations for the issuance of Common Stock under the Program. If Common Stock is purchased from the Company, or from such trustee, its price shall be the mean between the highest and lowest prices at which the stock was traded on the New York Stock Exchange on the day of purchase or, if not so traded, the mean between the closing bid and asked price thereof on such Exchange on the day of purchase. The Committee may also purchase such stock from private sources at a cost not in excess of that at which such stock is available on the market. Any usual and customary brokerage fees resulting from the purchase of Common Stock under the Program shall be paid by the Company.

DETERMINATION OF CORPORATE PERFORMANCE FORMULA:

    Awards of Performance-Contingent Shares are determined by a pre-established, non-discretionary formula comprised of two performance criteria -- total shareholder return (including reinvestment of dividends) and earnings per share (as reported) -- measured point-to-point over the applicable performance period relative to an industry peer index compiled by the Company (the "Peer Group"). Except as specified below, the awards under the Program will be based upon a five-year performance period. The targets under the performance formula shall be established by the Committee before the start of the performance period; provided, however, the Committee may establish targets during the performance period for "Covered Employees," as defined by, and in accordance with Internal Revenue Service rules and regulations under Section 162(m) of the Code. In addition, the Committee, in its discretion, may establish targets for employees other than Covered Employees during the performance period at a time when the outcome of such performance is substantially uncertain. The performance formula weighs each criterion equally. To the extent that the Company's performance exceeds the minimum of the performance range of the Peer Group in either or both of the performance criteria, a varying amount of shares up to the maximum will be earned, all as set forth in the Award Letter.

    An interim phase-in period applies to the 1993 awards and is designed to account for shorter performance periods within the full five-year period. The 1993 awards will be pro-rated as follows: 1993-94 -- 40% of awards; 1993-95 -- 60% of awards; 1993-96 -- 80% of awards; and 1993-97 -- 100% of awards. Awards made in 1994 and thereafter will be paid in the year following the final year of the five-year period.

FORFEITURES AND PENALTIES:

    The Participant will not receive any Performance-Contingent Shares in any given year if the performance criteria set forth in the preceding section are not met.

NOTIFICATION OF AWARDS:

    The Award Letter, when issued by the Committee, shall specify the number of Performance-Contingent Shares to be awarded to the Participant solely upon the attainment of the objective performance goals.

TERMINATION OF EMPLOYMENT:

    If a Participant is not employed at the end of the performance period due to death, disability or termination of employment following a Change in Control, as defined under the Pfizer Stock and

Incentive Plan, a determination of shares payable, if any, to the Program participant or his or her estate will be made on the basis of the Company's performance during the full calendar years of the performance period that elapse before the employee's termination of employment. The number of Performance-Contingent Shares to be awarded shall be determined by multiplying the Performance-Contingent Shares otherwise awardable by a fraction, the numerator of which is the number of years completed during the performance period before termination of employment (whole or partial), and the denominator of which is five.

COMPLIANCE WITH SECURITIES LAWS:

    With respect to Eligible Employees subject to Section 16 of the Exchange Act, transactions under the Program are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Program or action by the Program administrators involving such Eligible Employees is deemed not to comply with an applicable condition of Rule 16b-3, such provision or action shall be deemed null and void as to such Eligible Employees, to the extent permitted by law and deemed advisable by the Program administrators.

    Moreover, in the event the Program does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements or the price and amount of awards as applicable) shall be deemed automatically to be incorporated by reference into the Program insofar as Eligible Employees subject to Section 16 are concerned, with such incorporation to be deemed effective as of the effective date of such Rule 16b-3 provision.

AMENDMENT OF PROGRAM:

    The material provisions of the Program may only be amended by the holders of a majority of the shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

ASSIGNMENT OF INTEREST:

    The Program provides that until earned, the Performance-Contingent Shares awarded to a Participant under the Program are not subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, nor are such share awards subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, except as required by law.

TAX CONSEQUENCES OF AWARDS AND THEIR EXERCISE:

    Set forth below is a brief summary, as of the date of this Prospectus, of the principal Federal income tax consequences to participants and to the Company of the awards provided for by the Program. Participants should consult their own tax advisors with respect to these provisions and changes to them since the date of this Prospectus and with respect to the tax treatment under the laws of any state applicable to them upon receiving an award or transferring of shares awarded under this Program.

PERFORMANCE-CONTINGENT SHARE AWARDS:

    The tax consequences incident to a Performance-Contingent Share award may vary depending on the specific terms of the award. Generally, the grant of a Performance-Contingent Share award will not result in taxable income to the Participant at the time of the grant. However, the Participant will recognize taxable income on the earlier of (i) actual receipt of compensation pursuant to the award or (ii) the date such compensation is credited to the Participant's account, or set apart for, or otherwise made available to, the participant. Such compensation will not be deemed to be taxable if the Participant's control of its receipt remains subject to substantial limitations or restrictions until such limitations or restrictions lapse. Subject to the applicable provisions of the Code, the Company will be entitled to a tax deduction in an amount equal to the compensation realized by the Participant.

EMPLOYMENT TAXES:

    Where compensation is recognized with respect to an award earned under the Program, income taxes (and Social Security or other employment taxes) will be withheld, where applicable, by the Company as though cash compensation had been paid. For this purpose, a participant may be required to advance such taxes to the Company if payroll withholding for such taxes is not feasible or permitted by the terms of the award.

                                 LEGAL OPINION

    The validity of the shares of Common Stock offered hereby has been passed upon Terence J. Gallagher, Vice President Corporate Governance and Assistant Secretary for the Company.

                                    EXPERTS

    The consolidated financial statements and schedules of the Company and subsidiary companies as of December 31, 1993, 1992 and 1991 and for each of the years then ended, incorporated by reference herein and elsewhere in the Registration Statement have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1993 and 1992 consolidated financial statements refers to the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", and Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", in 1992.

    With respect to the unaudited interim information for the periods ended April 3, 1994 and April 4, 1993, July 3, 1994 and July 4, 1993 and October 2, 1994 and October 3, 1993, incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in Pfizer's Quarterly Reports on Form 10-Q for the quarters ended April 3, 1994, July 3, 1994 and October 2, 1994, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of section 11 of the Securities Act, for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of sections 7 and 11 of the Securities Act.

    *    *    *    *    *   *   *   *   *   *   *   *   *   *   *   *   *   *

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed by Pfizer Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1993;

          (2) The Company's Quarterly Reports on Form 10-Q for the periods ended April 2, July 3 and October 2, 1994;

          (3) The Company's Current Reports on Form 8-K dated June 23, 1994 and December 13, 1994; and

          (4) The description of the Company's Common Stock set forth in the Company's registration statement filed under the Exchange Act, including all amendments and reports updating such description.


All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 4. DESCRIPTION OF SECURITIES

        Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the securities offered hereby has been passed upon by Terence J. Gallagher, Esq., Vice President Corporate Governance and Assistant Secretary for the Company. Mr. Gallagher also beneficially owns certain securities of the Company, including 100 shares of common stock held jointly with his wife and options to purchase an additional 37,524 shares of common stock.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Pursuant to Article V, Section 1 of its By-laws, the Company shall indemnify directors and officers who are or who have been made a party to or are threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by applicable law as it presently exists or may hereinafter be amended (discussed below). The Company is insured against actions taken pursuant to its By-laws and the directors and officers are insured directly at the Company's expense against such liabilities for which indemnification is not made. The Company has entered into agreements with its directors and certain of its officers requiring the Company to indemnify such persons to the fullest extent permitted by the Company's By-laws.

        Section 145 of the General Corporation Law of Delaware permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as a director, officer, employee or agent of another corporation, organization or enterprise at the request of the corporation, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless the Court determines that such person is fairly and reasonably entitled to indemnity for such expenses as the Court may allow. Any such person who has been wholly successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith or resulting therefrom. Expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Expenses incurred by other employees and agents of the corporation also may be advanced to such employee or agent upon such terms and conditions, if any, as the board of directors deems appropriate. The indemnification and advancement of expenses are not deemed to be exclusive of any other rights to which those seeking indemnification or advancement or expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.


Item 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable

Item 8. EXHIBITS

EXHIBIT

  4     Pfizer Performance-Contingent Share Award Program.
  5     Opinion of Counsel re: legality.
  15    Accountants' Acknowledgement.
  23(a) Consent of Counsel is included in Exhibit 5.
  23(b) Consent of KPMG Peat Marwick LLP, independent certified public accountants.

Item 9. UNDERTAKINGS

        (a) The undersigned registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 12th day of December, 1994.

                         PFIZER INC.
                         (Registrant)



                         By:      /s/ William C. Steere, Jr.
                             ------------------------------------------
                              WILLIAM C. STEERE, JR., CHAIRMAN OF THE BOARD,
                                      CHIEF EXECUTIVE OFFICER
                                      (PRINCIPAL EXECUTIVE OFFICER)


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURES                       TITLE                      DATE


 /s/ William C. Steere, Jr.    Chairman of the Board, Chief   December  12, 1994
- ----------------------------
    William C. Steere, Jr.     Executive Officer, Director
                                (Principal Executive Officer)


/s/ Henry A. McKinnell, Jr.   Executive Vice President        December 12, 1994
- ---------------------------
   Henry A. McKinnell, Jr.     (Principal Financial Officer)


/s/ Herbert V. Ryan                     Controller            December 12, 1994
- ---------------------------
   Herbert V. Ryan             (Principal Accounting Officer)



/s/ Edward C. Bessey                    Director              December 12, 1994
- ---------------------------
     Edward C. Bessey


/s/ M. Anthony Burns                    Director              December 12, 1994
- ---------------------------
M. Anthony Burns


/s/ Grace J. Fippinger                  Director              December 12, 1994
- ---------------------------
    Grace J. Fippinger

        SIGNATURES                       TITLE                  DATE

- ----------------------------            Director              December , 1994
     George B. Harvey



/s/ Constance J. Horner                 Director              December 12, 1994
- ---------------------------
    Constance J. Horner


/s/ Stanley O. Ikenberry                Director              December 12, 1994
- ---------------------------
   Stanley O. Ikenberry


/s/ Thomas G. Labrecque                 Director              December 12, 1994
- ---------------------------
 Thomas G. Labrecque


/s/ James T. Lynn                       Director              December 12, 1994
- ---------------------------
   James T. Lynn


/s/ Paul A. Marks                       Director              December 12, 1994
- ---------------------------
   Paul A. Marks


/s/ John R. Opel                        Director              December  12, 1994
- ---------------------------
   John R. Opel


/s/ Edmund T. Pratt, Jr.                Director              December  12, 1994
- ---------------------------
   Edmund T. Pratt, Jr.


/s/ Franklin D. Raines                  Director              December  12, 1994
- ---------------------------
  Franklin D. Raines


/s/ Felix G. Rohatyn                    Director              December 12, 1994
- ---------------------------
  Felix G. Rohatyn


/s/ Jean-Paul Valles                    Director              December 12, 1994
- ---------------------------
   Jean-Paul Valles

                                  Exhibit Index

EXHIBIT


4      Pfizer Inc. Performance-Contingent Share Award Program

5      Opinion of Counsel re: legality

15     Accountants' Acknowledgement

23(a)  Consent of Counsel is included within Exhibit 5

23(b) Consent of KPMG Peat Marwick LLP, independent certified public accountants